Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES:

NetApp UK Ltd.

NetApp France SAS

NetApp Italia Srl.

NetApp Deutschland GmbH

NetApp KK

NetApp Korea, Ltd.

NetApp (Shanghai) Commercial Co., Ltd.

Network Appliance (Sales) Limited

NetApp Switzerland GmbH

NetApp B.V.

NetApp Austria GesMBH

NetApp Spain Sales S.L.

NetApp Global Ltd.

NetApp Global Holdings Ltd

NetApp Denmark ApS

NetApp Australia Pty. Ltd.

NetApp Mexico S. de R.L. de C.V.

NetApp Singapore Pte. Ltd.

NetApp Malaysia Sdn Bhd

NetApp India Private Ltd.

NetApp India Marketing and Services Private Limited

NetApp Argentina Srl

NetApp Brasil Solucoes de Gerenciamento e Armazenamento de Dados Ltda

NetApp Canada Ltd.

NetApp Belgium BVBA

NetApp Israel Sales Ltd.

NetApp Israel R&D, Ltd.

NetApp Poland Sp. z.o.o.

NetApp U.S. Public Sector, Inc.

NetApp South Africa (Pty) Limited

Network Appliance Sweden AB

NetApp Finland Oy

NetApp Capital Solutions, Inc.

NetApp Luxembourg S.a.r.l.

Spinnaker Networks, Inc.

Spinnaker Networks, LLC

Alacritus, Inc.

Decru BV

NetApp Holdings Ltd.

NetApp Holding & Manufacturing BV NAHM

NetApp Norway AS

NetApp (Thailand) Limited

Network Appliance Saudi Arabia LLC

NetCache, Inc.

Onaro, Inc.

NetApp (Hong Kong) Limited

Onaro Israel, Ltd.

NetApp Russia LLC

NetApp Nigeria Limited

NetApp Vietnam Company Limited

NetApp VTC, Inc.

NetApp Asia Pacific Holdings, Ltd.

NetApp (China) Ltd.

Akorri Networks, Inc.

NetApp New Zealand Ltd

NetApp Chile Limitada

NA Technology CV

Sharfnet Ltd

PT NetApp Indonesia

CacheIQ

Clu Acquisition LLC